Exhibit 99.1

Corporate Headquarters                                           August 17, 2004
3406 West Main Street
Tupelo, MS 38801


Released by:      Ellen Kennedy
                  (662) 842-2834, Ext. 109


                             HANCOCK FABRICS REPORTS
                           SECOND QUARTER 2004 RESULTS

Hancock Fabrics, Inc. (NYSE symbol: HKF) today announced its unaudited results for the second fiscal quarter of 2004.

Sales in the 13 weeks ended August 1, 2004 decreased 6.6% to $89.8 million from $96.1 million in the same quarter of 2003. The Company reported a net loss of $2.7 million, or $.15 per diluted share, compared with net earnings of $1.6 million, or $.09 per diluted share, in the second quarter a year ago.

Comparable store sales decreased 6.7% in the second quarter of 2004 following an increase of 3.8% in the same period of 2003.

In commenting on the results, Larry G. Kirk, Chief Executive Officer, stated, "Our business continued to be adversely impacted in the second quarter by a weak spring/summer merchandise position, resulting in decreases in both customer traffic and average sale ticket. With today's longer lead times on textile production, much of which is foreign sourced, we were unable to bridge the gaps in our product assortments once the season started, and our sales reflected it. Gross margins were also pressured by our efforts to stimulate sales and clear seasonal goods in what was already a more promotional period in our industry than a year ago."

"Expenses were up only slightly from a year ago in real terms, despite an unusually large number of labor-intensive product line changeovers during the quarter. However, the deleveraging effect of lower sales pushed expense percentages considerably higher than last year," Kirk said.

Hancock Fabrics, Inc.                                            Page 2
Press Release                                                    August 17, 2004

"The Company's balance sheet continues to be sound with bank debt near a seasonal peak. With the unusual capital expenditures relating to the new distribution center and system improvements now winding down, free cash flow can begin to return to more normal levels. Our interest rate on outstanding bank debt during the quarter averaged 1.65%," Kirk continued.

"In light of recent trends, the last half of 2004 will likely be challenging for retailing in general. With energy prices remaining high, consumer spending is becoming more deliberate and selective, and we must be prepared to operate effectively in a cautious economy. We are pleased with our own fall/winter merchandise position and, unlike the spring season, we are well out in front in the timing of deliveries to our stores," Kirk said.

"Our store opening pace picked up in the quarter, and we anticipate opening 10-12 new units and closing 7-8 stores in the third quarter as we work to leverage the capacity in the new Baldwyn distribution facility. Going into the important fall/winter season, our operations and support activities will be fully in place in Baldwyn, and the extra costs and disruptions of the last 18 months will be behind us. The investments that we've made in our distribution capability, merchandise and point-of-sale systems, marketing and store base will help the Company to grow and be more productive in the years ahead," Kirk concluded.

During the quarter, Hancock opened eleven stores and closed eight. The Company currently operates 433 retail fabric stores in 42 states, supplies various independent wholesale customers and operates an internet store under the domain name, www.hancockfabrics.com.

Hancock Fabrics, Inc. is a retail and wholesale merchant of fabric and related home sewing and decorating accessories.

Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from projections. These risks and uncertainties include, but are not limited to, general economic trends, changes in consumer demand or purchase patterns, delays or interruptions in the flow of merchandise between the Company's suppliers and/or its distribution center and its stores, a disruption in the Company's data processing services, costs and delays in acquiring or developing new store sites, and other contingencies discussed in the Company's Securities and Exchange Commission filings. Hancock undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

Hancock Fabrics, Inc.                                            Page 3
Press Release                                                    August 17, 2004

                                    COMPARATIVE FINANCIAL SUMMARY (unaudited)
                                  (000's omitted, except for per share amounts)

                                    13 Weeks              13 Weeks             26 Weeks             26 Weeks
                                 August 1, 2004        August 3, 2003       August 1, 2004       August 3, 2003
                              --------------------  --------------------  -------------------  -------------------

Sales                            $         89,767      $         96,103     $        194,856     $        203,739

Cost of Goods Sold
  After LIFO Effect                        46,301                46,334               98,907               99,231
                              --------------------  --------------------  -------------------  -------------------

  Gross Profit                             43,466                49,769               95,949              104,508
                              --------------------  --------------------  -------------------  -------------------

Expenses:
  Selling, G&A                             45,706                45,544               95,085               92,364
  Dep'n/Amort                               1,802                 1,585                3,512                3,037
                              --------------------  --------------------  -------------------  -------------------
                                           47,508                47,129               98,597               95,401
                              --------------------  --------------------  -------------------  -------------------

Operating Income (Loss)                    (4,042)                2,640               (2,648)               9,107

Interest Expense                              180                   180                  304                  274
Interest Income                               (12)                  (17)                 (24)                 (34)
                              --------------------  --------------------  -------------------  -------------------

Earnings (Loss) Before
  Income Taxes                             (4,210)                2,477               (2,928)               8,867


Income Taxes                               (1,528)                  900               (1,062)               3,219
                              --------------------  --------------------  -------------------  -------------------

Net Earnings (Loss)              $         (2,682)     $          1,577     $         (1,866)    $          5,648
                              ====================  ====================  ===================  ===================

Earnings (Loss) Per Share

    Basic                        $          (0.15)     $           0.09     $          (0.10)    $           0.32
                              ====================  ====================  ===================  ===================

    Diluted                      $          (0.15)     $           0.09     $          (0.10)    $           0.31
                              ====================  ====================  ===================  ===================


Average Shares
  Outstanding (000's)

    Basic                                  18,208                17,515               18,101               17,652

    Diluted                                18,208                18,345               18,101               18,452

LIFO Charge (Credit)
  Included in
  Cost of Goods Sold             $            (50)     $           (200)    $           (200)    $           (200)

Hancock Fabrics, Inc.                                            Page 4
Press Release                                                    August 17, 2004

                                     CONSOLIDATED BALANCE SHEET
                                           (in thousands)

                                                                        August 1,       August 3,
                                                                          2004             2003
                                                                    ----------------  --------------
ASSETS:
Current assets:
    Cash and cash equivalents                                       $         3,775    $      3,156
    Inventories                                                             159,902         150,801
    Other current assets                                                      4,742           4,273
                                                                    ----------------  --------------

       Total current assets                                                 168,419         158,230

Property and equipment, at depreciated cost                                  68,317          45,163
Pension payment in excess of required contribution                           14,876          17,383
Other assets                                                                 13,480          12,467
                                                                    ----------------  --------------

                                                                    $       265,092    $    233,243
                                                                    ================  ==============


LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
    Accounts payable and other liabilities                          $        60,762    $     52,238
    Income taxes                                                              3,892           5,112
                                                                    ----------------  --------------

       Total current liabilities                                             64,654          57,350

Long-term debt obligations                                                   41,000          28,000
Postretirement benefits other than pensions                                  22,689          22,204
Other noncurrent liabilities                                                  9,330           5,577
Shareholders' equity                                                        127,419         120,112
                                                                    ----------------  --------------

                                                                    $       265,092    $    233,243
                                                                    ================  ==============

Released at 4:00 P. M.
Tupelo, MS